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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES ACT OF 1934


Date of Report:  July 15, 1997             Commission file number 1-5805
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                         THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                           13-2624428
(State or other jurisdiction                             (I.R.S. Employer
     of incorporation)                                  Identification No.)



     270 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code (212) 270-6000



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Item 5.  Other Events
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The Chase Manhattan Corporation (the "Corporation") reported on July 15, 1997 that fully diluted operating earnings for the second quarter of 1997, before merger-related restructuring costs, rose to $2.11 per share from $1.82 per share in the second quarter of 1996. Fully-diluted operating earnings per share for the first six months rose to $4.11 from $3.62 in the prior-year period.

Including merger-related restructuring costs, net income was $925 million for the 1997 second quarter, compared with $856 million for the second quarter of 1996.

A copy of the Corporation's press release is attached as an exhibit hereto. That press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and the Corporation's actual results may differ materially from those set forth in such forward-looking statements. Factors that would affect the prospects of the Corporation's business are discussed in the Annual Report to Stockholders on Form 10-K for the year ended December 31, 1996.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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The following exhibits are filed with this report:


Exhibit Number                                Description
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    99.1                      Press Release - 1997 Second Quarter Earnings.




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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                     THE CHASE MANHATTAN CORPORATION
                                           (Registrant)




Dated July 17, 1997                         by   /s/JOSEPH L. SCLAFANI
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                                         Joseph L. Sclafani
                                         Controller
                                        [Principal Accounting Officer]




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                                  EXHIBIT INDEX



Exhibit Number                 Description             Page at Which Located
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    99.1               Press Release - 1997 Second
                                       Quarter Earnings             5










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